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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

                         Date of Report: March 31, 2000

                           LAHAINA ACQUISITIONS, INC.
             (Exact Name of Registrant as specified in its Charter)

                           Commission File No. 0-27480

     Colorado                                                     84-1325695
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  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                        5895 Windward Parkway, Suite 220
                            Alpharetta, Georgia 30005
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          (Address of Principal Executive Offices, including Zip Code)

                                 (770) 754-6140
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former name or former address, if changed since last report)

                                   Copies to:

                            Robert E. Altenbach, Esq.
                                 Kutak Rock LLP
                                   Suite 2100
                           235 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                                 (404) 222-4600

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Item 2.  Acquisition or Disposition of Assets.

     On March 20, 2000, Accent Acquisitions I, Co. ("Accent Acquisitions"), a wholly owned subsidiary of Lahaina Acquisitions, Inc. ("Lahaina"), completed its acquisition of certain assets of Paradigm Mortgage Associates, Inc ("Paradigm") pursuant to the terms of the Asset Purchase Agreement dated as of February 25, 2000 by and among Accent Acquisitions, Lahaina, Paradigm and the principal shareholders of Paradigm. As consideration for this acquisition of certain assets of Paradigm, Lahaina issued 700,000 shares of Lahaina common stock valued at approximately $1.6 million based upon the average closing price of Lahaina common stock on the OTC Bulletin Board for several trading days before and after February 25, 2000. The parties determined the amount of the consideration based upon arm's length negotiations.

     A substantial portion of the shares of common stock of Lahaina issued in this transaction was placed in escrow to be held and distributed in accordance with the terms of the Escrow Agreement. Paradigm deposited 400,000 shares of common stock of Lahaina in escrow for the payment of indemnification claims by Accent Acquisitions, transition costs and a performance guarantee. Paradigm also deposited 150,000 shares of common stock of Lahaina in escrow to be held in order to satisfy outstanding claims against Paradigm by Regions Bank.

     The assets purchased by Accent Acquisitions from Paradigm include: (i) certain tangible personal property, (ii) the assignment by Paradigm of all its right, title and interest in certain agreements associated with Paradigm's mortgage branch operations and (iii) certain intangible personal property such as tradenames, service marks and domain names associated with Paradigm's mortgage banking business. Lahaina and Accent Acquisitions intend to use these assets purchased from Paradigm to expand its mortgage banking business. The purchase of these assets from Paradigm will increase the number of branches originating mortgage loans on behalf of Lahaina and will increase the number of loan origination professionals associated with Lahaina.

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Item 7. Financial Statements and Exhibits.

    (a)    Financial Statements of businesses acquired.  Not applicable.

    (b)    Pro Forma Financial Information.  Not applicable

    (c)    Exhibits.

     2.1 Asset Purchase Agreement dated as of February 25, 2000 by and among Paradigm Mortgage Associates, Inc., its Principal Shareholders and Accent Acquisitions I, Co.

     2.2 First Amendment to Asset Purchase Agreement dated March 20, 2000 by and among Paradigm Mortgage Associates, Inc., its Principal Shareholders and Accent Acquisitions I, Co.

     2.3 Escrow Agreement dated February 20, 2000 by and between Accent Acquisitions I, Co., Paradigm Mortgage Associates, Inc. and Kutak Rock LLP.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               LAHAINA ACQUISITIONS, INC.

March 31, 2000                                 /s/ L. Scott Demerau
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                                               L. Scott Demerau, President and
                                               Chief Executive Officer